Exhibit 10.12.2

AMENDMENT NO. 2 TO CONSULTING AGREEMENT

This Amendment No. 2 to Consulting Agreement (“Amendment No. 2”) is made as of last date of signature below (“Amendment No. 2 Effective Date”), by and between ProMIS Neurosciences, Inc. with a principal place of business being 1920 Yonge Street, Suite 200, Toronto, ON M4S 3E2 (“Company”) and Danforth Advisors, LLC, with a principal place of business being 91 Middle Road, Southborough, MA 01772 (“Danforth”). Capitalized terms use but not defined herein shall have the respective meaning set forth in the Consulting Agreement by and between Danforth Advisors and the Company dated as of October 17, 2016 (“Agreement”). Collectively, Danforth and Company may be referred to as “Parties” and either individually as “Party”.

WHEREAS, Danforth is engaged by the Company under the terms and conditions of the Agreement to provide certain Services;

WHEREAS, the Term of the Agreement was set to expire on October 17, 2017; and

WHEREAS, Parties now agree to extend the Term of the Agreement such that it will expire on October 17, 2018 and modify the agreement as further detailed below.

NOW, THEREFORE, the Agreement is revised to read as follows:

1.	Section 3. Term and Termination The term of this Agreement will commence on the Effective Date and will continue through October 17, 2018 (the “Term”). This Agreement may be extended for an additional period by mutual written agreement. This Agreement may be terminated by either Party hereto: (a) with Cause (as defined below), upon thirty (30) days prior written notice to the other Party; or (b) without cause upon sixty (60) days prior written notice to the other Party. For purposes of this Section 3, “Cause” shall include: (i) a breach of the terms of this Agreement which is not cured within thirty (30) days of written notice of such default or (ii) the commission of any act of fraud, embezzlement or deliberate disregard of a rule or policy of the Company.

Except as specifically provided for in this Amendment No. 2, the terms of the Agreement shall be unmodified and shall remain in full force and effect. For avoidance of doubt this Agreement remained in effect the entire time between October 17, 2017 and the Effective Date of this Amendment No. 2.

This Amendment No. 2 may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same Amendment No. 2, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the other.

IN WITNESS WHEREOF, this Amendment No. 2 has been executed by the Company and Danforth to be effective as of Amendment No. 2 Effective Date.

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DANFORTH ADVISORS, LLC	PROMIS NEUROSCIENCES, INC.

/s/ Gregg Beloff	/s/ Eugene Williams
Name	Name

Gregg Beloff	Eugene Williams
Print Name	Print Name

Managing Director	Executive Chairman
Title	Title

12/7/17	12/12/17
Date	Date

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